UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 17, 2012

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700

Irvine, California 92614

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

TNP Strategic Retail Trust, Inc. (the “Company”) is re-issuing the historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Annual Report”), to reflect portions of two of the Company’s properties, commonly known as “pads,” classified as held for sale during the nine months ended September 30, 2011 as discontinued operations in accordance with the requirements of the Financial Accounting Standards Board Accounting Standards Codification 205-20, Discontinued Operations. These reclassification adjustments have no effect on the Company’s reported net loss and net loss attributable to common stockholders.

As a result of the changes discussed above, the Company is updating “Item 6—Selected Financial Data,” and “Item 8—Financial Statements and Supplementary Data.” All other Items of the 2010 Annual Report remain unchanged. The updated sections of the 2010 Annual Report are attached hereto as exhibits 99.1 and 99.2. No attempt has been made to include any adjustments or update matters in the 2010 Annual Report except to the extent expressly provided above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Item 6. Selected Financial Data

99.2	Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: January 17, 2012	By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Item 6. Selected Financial Data

99.2	Item 8. Financial Statements and Supplementary Data